UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 8, 2008, the Centers for Medicare & Medicaid Services (“CMS”) notified the Registrant of its service area expansion application approval and contract renewal for contracts with certain wholly-owned subsidiaries of the Registrant (the “CMS Coordinated Care Notices”).  Under the CMS Coordinated Care Notices, WellCare of Connecticut, Inc. (“WC CT”), WellCare of Florida, Inc. (“WC FL”), WellCare of Georgia, Inc. (“WC GA”), Harmony Health Plan of Illinois, Inc. (“Harmony”) and WellCare of Louisiana, Inc. (“WC LA”) will continue to provide Medicare coordinated care plans in each of Connecticut, Florida, Georgia, Illinois and Louisiana, respectively.  In addition, under the CMS Coordinated Care Notices, WC CT, WC FL, WC GA, Harmony and WC LA were approved to expand into an aggregate of 35 additional counties.  The renewals are for a period of one year ending on December 31, 2008.

On January 8, 2008, CMS also notified the Registrant of its service area expansion application approval and contract renewal for its contracts between CMS and each of WellCare Health Insurance of Arizona, Inc. (“WI AZ”) and WellCare Health Insurance of Illinois, Inc. (“WI IL”), each a wholly-owned, indirect subsidiary of the Registrant (the “CMS PFFS Notices”), pursuant to which WI AZ and WI IL provide Medicare Advantage private fee-for-service (“PFFS”) plans.  In addition, under the CMS PFFS notices, WI AZ is approved to expand its PFFS plans into 92 counties in four new states, Oklahoma, Nebraska, North Dakota and South Dakota, and into 444 counties in its previously approved states and WI IL is approved to expand its PFFS plans into 260 new counties in its previously approved states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2008	WELLCARE HEALTH PLANS, INC. /s/ Thaddeus Bereday
Thaddeus Bereday
Senior Vice President and General Counsel